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                                                                       Exhibit n

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report for Prospect Street High Income Portfolio Inc. dated December 14, 1998 (and to all references to our firm) included or incorporated by reference in Pre-Effective Amendment No. 1 and Amendment No. 23 to Registration Statement File Nos. 333-69243 and 811-5557, respectively.

                                                    /s/ Arthur Andersen LLP
                                                        ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 25, 1999